SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

         Filed by the Registrant        [X]

         Check the appropriate box      [ ]

         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, For Use of the Commission Only
                  (as permitted by Rule 14a-6(e)(2))
         [ ]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         [X]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        CHANGE TECHNOLOGY PARTNERS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4)      Proposed maximum aggregate value of transactions:
         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box of any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

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DESCRIPTION OF TRANSACTION

         The description of the agreement in principle to enter into a merger transaction between Change Technology Partners, Inc. ("Change") and Franklin Capital Corporation ("Franklin") is incorporated by reference to the November 15, 2001 press release attached as Exhibit 99.1 to this filing on Schedule 14A.

         SUBJECT TO THE EXECUTION BY THE PARTIES OF A DEFINITIVE MERGER AGREEMENT, FRANKLIN WILL FILE A REGISTRATION STATEMENT ON FORM S-4 WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") IN CONNECTION WITH THE PROPOSED MERGER TRANSACTION. THE FORM S-4 WILL CONTAIN A PROSPECTUS, A PROXY STATEMENT, AND OTHER DOCUMENTS FOR THE STOCKHOLDERS' MEETING OF CHANGE AT WHICH TIME THE PROPOSED TRANSACTION WILL BE CONSIDERED. CHANGE PLANS TO MAIL THE PROXY STATEMENT AND PROSPECTUS CONTAINED IN THE FORM S-4 TO ITS STOCKHOLDERS. THE FORM S-4, PROXY STATEMENT AND PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT CHANGE, FRANKLIN, THE PROPOSED MERGER AND RELATED MATTERS. INVESTORS AND STOCKHOLDERS SHOULD READ THE FORM S-4, PROXY STATEMENT AND PROSPECTUS AND THE OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER CAREFULLY BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE MERGER. A COPY OF THE MERGER AGREEMENT WITH RESPECT TO THE MERGER WILL BE FILED BY BOTH CHANGE AND FRANKLIN WITH THE SEC UPON EXECUTION BY THE PARTIES OF THAT AGREEMENT. THE FORM S-4, PROXY STATEMENT AND PROSPECTUS, AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER TRANSACTION WILL BE AVAILABLE WHEN FILED FREE OF CHARGE AT THE SEC'S WEB SITE, AT WWW.SEC.GOV. IN ADDITION, THE PROXY STATEMENT AND PROSPECTUS, AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER WILL BE MADE AVAILABLE TO INVESTORS FREE OF CHARGE BY WRITING TO THE CHANGE AND FRANKLIN CONTACT ADDRESSES SET FORTH IN THE PRESS RELEASE ATTACHED AS
EXHIBIT 99.1 TO THIS FILING.

         IN ADDITION TO THE FORM S-4, THE PROXY STATEMENT, AND THE OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BOTH CHANGE AND FRANKLIN ARE OBLIGATED TO FILE ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS AND OTHER INFORMATION FILED WITH THE SEC AT THE SEC'S PUBLIC REFERENCE ROOMS AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 OR AT THE OTHER PUBLIC REFERENCE ROOMS IN NEW YORK, NEW YORK AND CHICAGO, ILLINOIS. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON PUBLIC REFERENCE ROOMS. FILINGS WITH THE SEC ALSO ARE AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENT-RETRIEVAL SERVICES AND AT THE WEB SITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.

         Change will be, and certain other persons named below may be, soliciting proxies from Change's stockholders in favor of the proposed transaction. Some of the directors and executive officers of Change and some of the directors and executive officers of Franklin, a Delaware corporation, may be deemed to be participants in Change's solicitation of proxies.

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                                                                               3

         The participants in the solicitation include the following directors and officers of Change:

Name                                Title
--------------------------------------------------------------------------------
William Avery             Director, President and Chief Executive Officer

James M. Dubin            Director

Michael R. Gleason        Director and Chairman of the Board

Michael Levitt            Director

William E. Lipner         Director


         Some of the participants in the solicitation have interests in the proposed merger and associated transactions and some of which may differ from, or may be in addition to, those of Change's stockholders generally:

o In connection with the proposed merger, Messrs. Avery, Dubin, Gleason, Levitt and Lipner will become directors of Franklin.

o Mr. Gleason will become the Co-Chairman of the Franklin Board of Directors.

o Mr. Avery will become the Chief Executive Officer and President of Franklin.

o Pursuant to Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, the following amounts of common stock are beneficially owned by the directors and officers of Change: Mr. Avery beneficially owns 4.9% of the outstanding common stock of Change. Mr. Dubin beneficially owns 0.8% of the outstanding common stock of Change. Mr. Gleason beneficially owns 18.4% of the outstanding common stock of Change. Mr. Levitt beneficially owns 3.2% of the outstanding common stock of Change. Mr. Lipner beneficially owns 1.1% of the outstanding common stock of Change. All executive officers and directors, as a group, beneficially own approximately 28.4% of the outstanding common stock of Change. All percentages are as of November 15, 2001.

         In addition, some of Franklin's directors and officers may be participating in the solicitation. A list of those participants and their interests in the proposed merger and the associated transactions is set forth in Franklin's filing under Rule 425 of the Securities Act of 1933, as amended.

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Exhibits:

         EXHIBIT NUMBER                 DESCRIPTION
         --------------                 -----------

              99.1                      Press Release, dated November 15, 2001.